EXHIBIT 99.1

Morgan Stanley Direct Lending Fund Announces June 30, 2024 Financial Results and Declares Third Quarter 2024 Dividend of $0.50 per Share

NEW YORK, NY, August 8, 2024 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the second quarter ended June 30, 2024.

“In the second quarter of 2024, our first full quarter operating as a public company, MSDL generated strong operating results,” said Jeffrey Levin, President and Chief Executive Officer of Morgan Stanley Direct Lending Fund. “This performance was supported by continued credit stability in our portfolio of senior, sponsor-backed middle market loans.”

QUARTERLY HIGHLIGHTS

•	Net investment income of $56.1 million, or $0.63 per share;

•	Net asset value of $20.83 per share, as compared to $20.67 as of March 31, 2024;

•	Debt-to-equity was 0.90x as of June 30, 2024, as compared to 0.81x as of March 31, 2024;

•	New investment commitments of $673.9 million, fundings of $499.7 million and sales and repayments of $289.3 million, resulting in net funded deployment of $210.4 million; and

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share, paid on July 25, 2024 to stockholders of record as of June 28, 2024.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
	June 30, 2024	March 31, 2024
Net investment income per share	$0.63	$0.63
Net realized and unrealized gains (losses) per share[1]	$0.03	$(0.05)
Earnings per share	$0.66	$0.59
Regular dividend per share	$0.50	$0.50

	As of
($ in thousands, except per share information)	June 30, 2024	March 31, 2024
Investments, at fair value	$3,514,286	$3,293,205
Total debt outstanding, at principal	$1,675,474	$1,492,257
Net assets	$1,861,961	$1,837,027
Net asset value per share	$20.83	$20.67
Debt to equity	0.90x	0.81x
Net debt to equity	0.85x	0.77x

1 Amount shown may not correspond for the period as it includes the effect of the timing of the distribution and the issuance of common stock.

RESULTS OF OPERATIONS

Total investment income for the second quarter ended June 30, 2024 was $104.2 million, compared to $99.1 million for the first quarter ended March 31, 2024. The increase was driven by deployment of capital and prepayment related income.

Total expenses for the quarter ended June 30, 2024 were $48.1 million, compared to $44.5 million for the quarter ended March 31, 2024. The increase in expenses quarter over quarter was attributable to higher interest and other financing expenses driven by an increase in weighted average debt outstanding.

Net investment income for the quarter ended June 30, 2024 was $56.1 million, or $0.63 per share, compared to $54.7 million, or $0.63 per share, for the quarter ended March 31, 2024.

For the quarter ended June 30, 2024, net change in unrealized appreciation on investments was $2.8 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2024, the Company’s investment portfolio had a fair value of approximately $3.5 billion, comprised of 192 portfolio companies across 34 industries, with an average investment size of $18.3 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	June 30, 2024			March 31, 2024
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,356,586	$3,345,743	95.3%	$3,131,129	$3,115,404	94.6%
Second Lien Debt	122,416	103,144	2.9	136,708	118,107	3.6
Other Debt Investments	9,289	8,467	0.2	3,430	2,163	0.1
Equity	53,735	56,932	1.6	52,500	57,531	1.7
Total	$3,542,035	$3,514,286	100.0%	$3,323,767	$3,293,205	100.0%

Investment activity for the three months ended June 30, 2024 and March 31, 2024, was as follows:

Investment Activity:	June 30, 2024	March 31, 2024
New investment commitments, at par	$673,902	$232,120
Investment fundings	$499,684	$168,357
Number of new Investment commitments in portfolio companies	22	9
Number of portfolio companies exited or fully repaid	8	3

Total weighted average yield of investments in debt securities at amortized cost and fair value was 11.6% and 11.7%, respectively, as of June 30, 2024, compared to 11.9% and 12.0%, respectively, as of March 31, 2024. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of June 30, 2024, compared to 99.9% as of March 31, 2024. As of June 30, 2024, portions of two portfolio companies were on non-accrual status, representing approximately 0.3% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of June 30, 2024, the Company had total principal debt outstanding of $1,675.5 million, including $194.0 million outstanding in the Company’s BNP funding facility, $431.5 million outstanding in the Company’s Truist credit facility, $275.0 million outstanding in the Company’s senior unsecured notes due September 2025, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027 and $350.0 million outstanding in the Company’s newly issued senior unsecured notes due May 2029. The combined weighted average interest rate on debt outstanding was 6.57% for the quarter ended June 30, 2024. As of June 30, 2024, the Company had $1,270.4 million of availability under its credit facilities and $93.0 million in unrestricted cash. Debt to equity was 0.90x and 0.81x as of June 30, 2024 and March 31, 2024, respectively.

OTHER DEVELOPMENTS

•	On August 6, 2024, the Board declared a distribution of $0.50 per share, which is payable on October 25, 2024 to shareholders of record as of September 30, 2024.

•	The Board previously declared a $0.10 per share special dividend to shareholders of record as of August 5, 2024.
•	In July, Moody’s affirmed MSDL’s Baa3 (stable) rating.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, August 9, 2024 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast
•	Conference Call
•	Domestic: 323-994-2093
•	International: 888-394-8218
•	Passcode: 5963189

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors

Michael Occi

msdl@morganstanley.com

Media

Alyson Barnes

212-762-0514

alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,542,035 and $3,226,776)	$3,514,286	$3,193,561
Cash and cash equivalents (restricted cash of $2,000 and $0)	94,966	69,705
Deferred financing costs	17,000	14,317
Interest and dividend receivable from non-controlled/non-affiliated investments	27,594	28,884
Subscription receivable	—	41
Receivable for investments sold/repaid	136	173
Prepaid expenses and other assets	1,917	53
Total assets	3,655,899	3,306,734

Liabilities
Debt (net of unamortized debt issuance costs of $8,331 and $5,564)	1,664,423	1,496,032
Payable for investment purchased	31,469	8
Payable to affiliates (Note 3)	1,508	2,870
Dividends payable	44,704	49,968
Management fees payable	6,479	2,012
Income based incentive fees payable	9,903	11,766
Interest payable	20,664	18,823
Accrued expenses and other liabilities	14,788	4,104
Total liabilities	1,793,938	1,585,583

Commitments and Contingencies (Note 7)

Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (100,000,000 shares authorized; 89,407,009 and 83,278,831 shares issued and outstanding)	89	83
Paid-in capital in excess of par value	1,831,835	1,712,609
Total distributable earnings (loss)	30,037	8,459
Total net assets	$1,861,961	$1,721,151
Total liabilities and net assets	$3,655,899	$3,306,734
Net asset value per share	$20.83	$20.67

Consolidated Statements of Operations (unaudited)

(In thousands, except share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$99,072	$86,573	$193,703	$168,290
Payment-in-kind	2,850	622	5,494	1,063
Dividend income	646	504	1,211	1,000
Other income	1,620	1,195	2,881	2,180
Total investment income	104,188	88,894	203,289	172,533

Expenses:
Interest and other financing expenses	29,302	27,907	56,562	54,574
Management fees	8,639	7,446	16,869	14,750
Income based incentive fees	11,554	10,138	22,890	19,519
Professional fees	1,687	847	2,904	2,088
Directors’ fees	128	88	274	168
Administrative service fees	17	60	42	114
General and other expenses	51	197	159	365
Total expenses	51,378	46,683	99,700	91,578
Management fees waiver (Note 3)	(2,160)	(5,584)	(5,257)	(11,062)
Incentive fees waiver (Note 3)	(1,651)	—	(2,862)	—
Net expenses	47,567	41,099	91,581	80,516
Net investment income (loss) before taxes	56,621	47,795	111,708	92,017
Excise tax expense	500	—	936	—
Net investment income (loss) after taxes	56,121	47,795	110,772	92,017

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	108	—	(5,517)	122
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	2,816	8,647	5,474	8,080
Net realized and unrealized gain (loss)	2,924	8,647	(43)	8,202
Net increase (decrease) in net assets resulting from operations	$59,045	$56,442	$110,729	$100,219

Net investment income (loss) per share (basic and diluted)	$0.63	$0.67	$1.25	$1.29
Earnings per share (basic and diluted)	$0.66	$0.79	$1.25	$1.41
Weighted average shares outstanding	89,271,839	71,337,323	88,315,183	71,101,563